Exhibit 99.1

NEWS RELEASE	CONTACTS:	R. Brian Hanson
Chief Financial Officer
ION Geophysical (281) 879-3672

Jack Lascar / Karen Roan
DRG&E (713) 529-6600
ION REPORTS RECORD FOURTH QUARTER 2007 RESULTS
Fourth quarter revenues increased 26% to $209.4 million
Fourth quarter EPS increased 67% to $0.25 per diluted share, excluding $0.07 per share of one-time charges
Company reaffirms 2008 earnings guidance
     HOUSTON — February 20, 2008 — ION Geophysical Corporation (NYSE: IO) today announced record fourth quarter 2007 net income of $17.5 million, or $0.18 per diluted share, on revenues of $209.4 million compared to net income of $13.0 million, or $0.15 per diluted share, on revenues of $166.2 million for the same period a year ago. Fourth quarter earnings included a one-time charge of $6.5 million, of which $2.9 million, or approximately $0.03 per diluted share, related to the conversion into common shares of $52.8 million of the Company’s 5.5% senior convertible notes in the fourth quarter. The remaining $3.6 million one-time charge, or approximately $0.04 per diluted share, was a non-cash tax expense associated with the activities related to the consolidation of international sales under a new entity operating in Dubai. Excluding the impact of these one-time charges, the Company reported $0.52 per diluted share on revenues of $713.1 million for 2007.
     Bob Peebler, ION’s President and Chief Executive Officer, said, “We are very pleased to have generated our best quarterly results. As expected, the fourth quarter was 2007’s strongest as we achieved several key successes, including the delivery of the fourth VectorSeis® Ocean (VSO) system to Reservoir Exploration Technology (RXT), the continued commercialization of DigiFIN™, and the sale of a 10,000 station, full-wave Scorpion® system to the geophysical services affiliate of an oil & gas company operating in China. Each of our segments showed significant improvement over last year, with our Marine Imaging Systems and our Data Management Solutions segments showing the greatest improvements.”
The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

     “As the majority of ION’s business is increasingly international, we have initiated the expansion of our international presence through the establishment of an International Headquarters in Dubai in 2008. In addition to being closer geographically to our customers, we expect this expansion to have the added benefit of maintaining a low effective tax rate in future years.”
FOURTH QUARTER 2007
     Revenues during the fourth quarter of 2007 increased 26% to $209.4 million from the fourth quarter of 2006. ION Systems sales increased 28% to $152.6 million, while ION Solutions sales rose 21% to $56.8 million. The increased revenues were the result of strong sales across all of the Company’s segments.
     Within the ION Systems group, Land Imaging Systems’ revenues increased 10% to $82.2 million from $74.9 million a year ago, driven by high demand for vibroseis vehicles and the Company’s Scorpion land recording platform.. Marine Imaging Systems revenues increased 60% to $60.8 million compared to $37.9 million a year ago as demand for the Company’s streamer positioning, streamer control and energy source products remained strong. During the fourth quarter, the Marine Imaging Systems division completed the largest positioning system sale in the Company’s history to PGS and delivered the fourth VSO system to RXT. ION’s Data Management Solutions business had another record quarter, attributed primarily to solid sales of SPECTRA®, Orca® and GATOR® command and control software products.
     The ION Solutions group generated $56.8 million in revenues compared to $47.0 million in the same period a year ago. The 21% increase was primarily driven by increased data processing revenues and multi-client data library sales related to the Company’s recently completed programs off the coasts of India and Alaska.
     Gross margin for the fourth quarter of 2007 increased to 32% from 30% in the fourth quarter of 2006. Within the Land Imaging Systems business, gross margins associated with cabled system sales showed marked improvement over the comparable period last year and were partially offset by stronger than expected sales of lower- margin vibroseis vehicles. The Marine Imaging Systems business experienced lower margins for the fourth quarter compared to the same period in 2006 due to changes in product mix, although margins improved on a full-year basis.
The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

     Operating expenses for the fourth quarter fell to 18% of revenues as compared to 20% for the same period last year. Marketing and sales expense increased $0.5 million as a result of increased sales activity. General and administrative expenses as a percentage of revenues remained stable at 7% during the fourth quarter of 2007 and 2006. Income from operations in the fourth quarter increased 72% to $29.6 million compared to $17.2 million in the fourth quarter of 2006. EBITDA (earnings before net interest expense, taxes, depreciation and amortization) for the fourth quarter increased 53% to $46.0 million compared to $30.0 million in the fourth quarter of 2006. A reconciliation of EBITDA to reported earnings can be found at the end of this press release.
FULL-YEAR 2007
     Revenues for the year ended December 31, 2007 increased 42% to $713.1 million compared to $503.6 million for 2006. Gross margin for 2007 was 28% compared to 31% for 2006. As discussed in previous quarters, included in the $209.5 million in year-over-year revenue increase is an aggregate of $37.0 million in revenue with an average margin of 8% that represents unique and one-time transactions. These isolated transactions include the first FireFly® system currently in use by Apache and BP, an ongoing strategic risk-sharing multi-client project and the sale of a replacement cable for the original VSO system. The above-mentioned special items distort the overall gross margins of the business and account for approximately half of the two-point year-on-year margin difference. The remaining margin difference is attributed to overall business mix, including the impact of lower than average margins related to the ONGC sale and the large one-time, higher-margin multi-client seismic library sale in the second quarter of 2006.
     Operating expenses for 2007 declined to 19% compared to 23% in 2006, reflecting better leverage in the business. Research and development expenses were 6% of revenue, consistent with the prior year. The Company’s effective tax rate was 23.1% for 2007 compared to 15.0% for 2006. Approximately 6.5 of the 8.1 percentage point increase in tax rate was associated with the one-time charge of $3.6 million mentioned previously, and the remaining 1.6% increase was due to improved results in the Company’s foreign locations.
The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

     Income from operations for 2007 totaled $63.9 million, an increase of 60% over 2006. For 2007, ION reported net income of $40.3 million, or $0.45 per diluted share and $0.52 per diluted share when the one-time expenses of $6.5 million are excluded, compared to net income of $26.9 million, or $0.33 per diluted share, in 2006. EBITDA for the full year was $121.9 million compared to $82.8 million in 2006.
OUTLOOK
     The following statements are based on the Company’s current expectations. These statements are forward looking and actual results may differ materially. Factors affecting these forward-looking statements are detailed below.
     Brian Hanson, Executive Vice President and Chief Financial Officer, commented, “Based on our current pipeline of business, we are reiterating the earnings guidance we provided on December 17, 2007. We expect 2008 consolidated revenues to range between $780 and $830 million and earnings to be between $0.70 and $0.85 per diluted share. Additionally, we expect seismic activity to remain robust throughout 2008 and believe our company is in a strong competitive position with our new technologies, such as DigiFIN, Orca, FireFly, Reverse Time Migration and full-wave processing. These technologies are designed to help oil companies solve their more complex reservoir problems and help our contractor customers deliver their services more efficiently. As in prior years, we expect these earnings to be back-end loaded due to timing issues related to permitting and other operational considerations for our ION Solutions multi-client business, the influence of natural budgeting cycles on our Data Library business, and the normal seasonal cycles experienced in our business.”
CONFERENCE CALL
     ION has scheduled a conference call for Thursday, February 21, 2008, at 10:00 a.m. Eastern Time. To participate in the conference call, dial 303-262-2193 at least 10 minutes before the call begins and ask for the ION conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until March 6, 2008. To access the replay, dial 303-590-3000 and use pass code 11108202.
The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

     Investors, analysts and the general public will also have the opportunity to listen to the conference call live over the Internet by visiting www.iongeo.com. Also, an archive of the web cast will be available shortly after the call on the company’s website.
About ION
ION is a leading provider of geophysical technology, services, and solutions for the global oil & gas industry. ION’s offerings allow E&P operators to obtain higher resolution images of the subsurface to reduce the risk of exploration and reservoir development, and enable seismic contractors to acquire geophysical data more efficiently. Additional information about ION is available at www.iongeo.com.
The information included herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated revenues, earnings and earnings per share for fiscal 2008, and estimated gross margins, EBITDA and operating expenses as a percentage of revenue for fiscal 2008, future sales and market growth, and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the timing and development of the Company’s products and services and market acceptance of the Company’s new and revised product offerings; risks associated with competitor’s product offerings and pricing pressures resulting therefrom; the relatively small number of customers that the Company currently relies upon; the fact that a significant portion of the Company’s revenues is derived from foreign sales; the risks that sources of capital may not prove adequate; the Company’s inability to produce products to preserve and increase market share; collection of receivables; and technological and marketplace changes affecting the Company’s product line. Additional risk factors, which could affect actual results, are disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Reports on Form 10-Q filed during 2007.
The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

Tables to follow
The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Product revenues	$152,104	$118,956	$537,691	$354,258
Service revenues	57,254	47,287	175,420	149,298

Total net revenues	209,358	166,243	713,111	503,556

Cost of products	108,773	87,513	390,512	257,749
Cost of services	32,869	28,248	119,679	91,592

Gross profit	67,716	50,482	202,920	154,215

Operating expenses:
Research and development	11,587	9,719	46,302	32,751
Marketing and sales	12,726	12,193	43,877	40,651
General and administrative	13,881	11,250	49,100	40,807
(Gain) loss on sale of assets	(58)	91	(253)	58

Total operating expenses	38,136	33,253	139,026	114,267

Income from operations	29,580	17,229	63,894	39,948
Interest expense	(1,266)	(1,461)	(6,283)	(5,770)
Interest income	436	523	1,848	2,040
Loss on debt conversion	(2,902)	—	(2,902)	—
Other income (expense)	380	(852)	(1,090)	(2,161)

Income before income taxes and change in accounting principle	26,228	15,439	55,467	34,057
Income tax expense	8,152	1,782	12,823	5,114

Net income before change in accounting principle	18,076	13,657	42,644	28,943
Cumulative effect of change in accounting principle	—	—	—	398

Net income	18,076	13,657	42,644	29,341
Preferred stock dividends and accretion	608	628	2,388	2,429

Net income applicable to common shares	$17,468	$13,029	$40,256	$26,912

Basic net income per share:
Net income per basic share before change in accounting principle	$0.20	$0.16	$0.49	$0.33
Cumulative effect of change in accounting principle	—	—	—	0.01

Net income per basic share	$0.20	$0.16	$0.49	$0.34

Diluted net income per share:
Net income per diluted share before change in accounting principle	$0.18	$0.15	$0.45	$0.32
Cumulative effect of change in accounting principle	—	—	—	0.01

Net income per diluted share	$0.18	$0.15	$0.45	$0.33

Weighted average number of common shares outstanding:
Basic	85,897	79,954	81,941	79,497
Diluted	101,857	96,181	97,321	95,182
The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$36,409	$17,056
Restricted cash	7,052	1,044
Accounts receivable, net	188,029	167,747
Current portion of notes receivable, net	5,454	6,299
Unbilled receivables	22,388	28,599
Inventories	128,961	115,520
Prepaid expenses and other current assets	12,717	9,854

Total current assets	401,010	346,119
Notes receivable	—	4,968
Non-current deferred income tax asset	2,872	6,197
Property, plant and equipment, net	36,951	38,129
Multi-client data library, net	59,689	33,072
Investments at cost	4,954	4,254
Goodwill	153,145	156,091
Intangible and other assets, net	50,528	66,306

Total assets	$709,149	$655,136

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and current maturities of long-term debt	$14,871	$6,566
Accounts payable	44,674	47,844
Accrued expenses	66,911	50,819
Accrued multi-client data library royalties	29,962	27,197
Deferred revenue	21,278	37,442
Deferred income tax liability	2,792	5,909

Total current liabilities	180,488	175,777
Long-term debt, net of current maturities	9,842	70,974
Non-current deferred income tax liability	3,384	4,142
Other long-term liabilities	4,195	4,588

Total liabilities	197,909	255,481
Cumulative convertible preferred stock	35,000	29,987
Stockholders’ equity:
Common stock	948	810
Additional paid-in capital	559,255	493,605
Accumulated deficit	(82,839)	(123,095)
Accumulated other comprehensive income	5,460	4,859
Treasury stock	(6,584)	(6,511)

Total stockholders’ equity	476,240	369,668

Total liabilities and stockholders’ equity	$709,149	$655,136

The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

Reconciliation of EBITDA to Net Income
(Non-GAAP Measures)
(In thousands)
(Unaudited)
     EBITDA is a Non-GAAP measurement that is presented as an additional indicator of operating performance and is not a substitute for net income or net income per share calculated under generally accepted accounting principals (GAAP). We believe that EBITDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to service our debt. The calculation of EBITDA shown below is based upon amounts derived from the company’s financial statements prepared in conformity with GAAP.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income applicable to common shares	$17,468	$13,029	$40,256	$26,912
Interest expense	1,266	1,461	6,283	5,770
Interest income	(436)	(523)	(1,848)	(2,040)
Income tax expense	8,152	1,782	12,823	5,114
Depreciation and amortization expense	19,594	14,231	64,429	47,047

EBITDA	$46,044	$29,980	$121,943	$82,803

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The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.